MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By:	MHR Advisors LLC,
its General Partner

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Vice President

Address:	40 West 57th Street 24th Floor New York, NY 10019
MHR ADVISORS LLC

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Vice President

Address:	40 West 57th Street 24th Floor New York, NY 10019
MHR INSTITUTIONAL PARTNERS II LP

By:	MHR Institutional Advisors II LLC,
its General Partner

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Vice President

Address:	40 West 57th Street 24th Floor New York, NY 10019
MHR INSTITUTIONAL PARTNERS IIA LP

By:	MHR Institutional Advisors II LLC,
its General Partner

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Vice President

Address:	40 West 57th Street 24th Floor New York, NY 10019
MHR INSTITUTIONAL ADVISORS II LLC

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Vice President

Address:	40 West 57th Street 24th Floor New York, NY 10019
MHR FUND MANAGEMENT LLC

By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Managing Principal

Address:	40 West 57th Street 24th Floor New York,NY 10019